UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 5, 2008

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-31239 (Commission File Number)	27-0005456 (I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 2, Suite 700, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 5, 2008, MarkWest Oklahoma Gas Company, L.L.C. (“MarkWest Oklahoma”), a wholly-owned subsidiary of MarkWest Energy Partners, L.P., signed a gathering and processing agreement with Newfield Exploration Mid-Continent Inc.  The Partnership acquired certain existing gathering and compression assets under this agreement.  This agreement will expand MarkWest Oklahoma’s gathering system into the Texas panhandle, and MarkWest Oklahoma will utilize the recently-completed Arapaho II processing plant to process the gas.  MarkWest will also increase the number of interstate pipeline connections from two to four to provide significant additional downstream options for its producer customers.  MarkWest Oklahoma expects to invest $95 million to $130 million over the next three years related to this new agreement.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy, G.P., L.L.C.,
Its General Partner

Date: August 11, 2008	By:	/s/ NANCY K. BUESE
Nancy K.Buese
Senior Vice President and Chief Financial Officer